Exhibit 11.1 Statement regarding computation of earnings per share.

The Company computes earnings per share in accordance with FAS No. 128, Earnings Per Share. For the three and six month periods ended June 30, 1997, the Company was required to pay dividends on it's outstanding preferred convertible stock. Such preferred stock was converted into common stock on June 30, 1997. The preferred dividend requirements for the periods in which the preferred stock was outstanding have been added to the loss from continuing operations to arrive at net loss available to common shareholders in calculating basic earnings per share.

The Company has stock options and warrants outstanding which were not included in the computation of diluted earnings per share for the three and six month periods ended June 30, 1997 because to do so would have been anti-dilutive for periods presented. Such options and warrants were included in the computation of diluted earnings per share for the three and six month periods ended June 30, 1998.


Weighted-average shares for the three months ended June 30, 1997 is calculated as follows:

                     Dates                             Shares              Fraction             Weighted
                  Outstanding                       Outstanding           of Period          Average Shares
                  -----------                       -----------           ---------          --------------
April 1-May 2, 1997                                      3,758,671          31/91               1,280,426
Issuance of common stock on May 2                        3,387,187
                                                ---------------------

May 3-June 29                                            7,145,858          59/91               4,633,029
Conversion of preferred stock on June 30                 4,323,922
                                                ---------------------

June 30                                                 11,469,780           1/91                 126,042
                                                ---------------------                  ---------------------

Weighted average shares                                                                         6,039,497
                                                                                       =====================

Weighted-average shares for the six months ended June 30, 1997 is calculated as follows:

                     Dates                             Shares              Fraction             Weighted
                  Outstanding                       Outstanding           of Period          Average Shares
                  -----------                       -----------           ---------          --------------
January 1-May 2, 1997                                    3,758,671         121/181              2,512,703
Issuance of common stock on May 2                        3,387,187
                                                ---------------------

May 3-June 29                                            7,145,858          59/181              2,329,313
Conversion of preferred stock on June 30                 4,323,922
                                                ---------------------

June 30                                                 11,469,780           1/181                 63,369
                                                ---------------------                  ---------------------

Weighted average shares                                                                         4,905,385
                                                                                       =====================

Weighted-average shares for the three months ended June 30, 1998 is calculated as follows:

                     Dates                             Shares              Fraction             Weighted
                  Outstanding                       Outstanding           of Period          Average Shares
                  -----------                       -----------           ---------          --------------

April 1 - April 2                                         20,940,583         2/91                460,233
Retirement of common stock on April 3                       (20,833)
                                                ---------------------

April 3 - May 4                                           20,919,750        32/91              7,356,396
Issuance of common stock on May 5                          1,072,165
                                                ---------------------

May 5 - June 16                                           21,991,915        43/91             10,391,784
Issuance of common stock on June 17                          878,688
                                                ---------------------

June 17 - June 30                                         22,870,603        14/91              3,518,554
                                                ---------------------                 ---------------------

Weighted average shares                                                                       21,726,967
                                                                                      =====================


Weighted-average shares for the six months ended June 30, 1998 is calculated as follows:

                     Dates                              Shares             Fraction            Weighted
                  Outstanding                        Outstanding          of Period         Average Shares
                  -----------                        -----------          ---------         --------------

January 1 - January 29                                   20,574,626         29/181             3,296,487
Issuance of common  stock on January 30                     365,957
                                                 ---------------------

January 30 - April 2                                     20,940,583         63/181             7,288,711
Retirement of common stock on April 3                      (20,833)
                                                 ---------------------

April 3 - May 4                                          20,919,750         32/181             3,698,519
Issuance of common stock on May 5                         1,072,165
                                                 ---------------------

May 5 - June 16                                          21,991,915         43/181             5,224,599
Issuance of common stock on June 17                         878,688
                                                 ---------------------

June 17 - June 30                                        22,870,603         14/181             1,768,997
                                                 ---------------------                ---------------------


Weighted average shares                                                                       21,277,313
                                                                                      =====================

                                                Three months ended June 30,      Six months ended June 30,
                                                ---------------------------      -------------------------
                                                  1998             1997            1998            1997
                                                  ----             ----            ----            ----
Weighted-average shares:                         21,726,967        6,039,497      21,277,313       4,905,385
Plus:  Incremental shares from assumed
       conversions of warrants and                1,540,379            -----       1,389,488           -----
       options
                                              --------------   --------------  --------------  --------------

Adjusted weighted average shares
                                                 23,267,346        6,039,497      22,666,801       4,905,385


                                              ==============   ==============  ==============  ==============

Income for EPS Computation

                                              Three Months ended June 30,         Six Months ended June 30,
                                              ---------------------------         -------------------------
                                                  1998            1997              1998             1997
                                                  ----            ----              ----             ----
Income (loss) from continuing operations      $   1,163,637   $   (174,658)     $   2,005,878   $    (268,066)
Preferred stock dividend  requirement                             (192,500)                          (385,000)
                                                  -----                             -----
                                              --------------  --------------    --------------  ---------------

Income (loss) available to common                 1,163,637       (367,158)         2,005,878        (653,066)
shareholders

Loss from discontinued operations                              (11,134,952)                       (13,570,374)
                                                  -----                             -----
                                              --------------  --------------    --------------  ---------------

Net income (loss) available to common
 shareholders                                 $   1,163,637   $(11,502,110)     $   2,005,878   $ (14,223,440)
                                              ==============  ==============    ==============  ===============

The basic EPS computation is as follows:

                                                 Three months ended June 30,      Six months ended June 30,
                                                 ---------------------------      -------------------------
                                                   1998            1997            1998             1997
                                                   ----            ----            ----             ----
Income (loss) per common share - basic:

   Continuing operations                       $        0.05   $      (0.06)   $       0.09     $      (0.13)
   Loss from discontinued operations                   -----          (1.84)          -----            (2.77)
                                               --------------  --------------  --------------   --------------

         Total                                 $        0.05   $      (1.90)   $       0.09     $      (2.90)
                                               ==============  ==============  ==============   ==============


Weighted average number of common
    shares outstanding-basic                      21,726,967       6,039,497      21,277,313        4,905,385
                                               ==============  ==============  ==============   ==============

The diluted EPS computation is as follows:

                                                Three months ended June 30,      Six months ended June 30,
                                                ---------------------------      -------------------------
                                                  1998             1997            1997            1997
                                                  ----             ----            ----            ----
Income (loss) per common share - diluted:

   Continuing operations                      $        0.05    $       (0.06)  $        0.09   $       (0.13)
   Loss from discontinued operations                  -----            (1.84)          -----           (2.77)
                                              --------------   --------------  --------------  --------------

         Total                                $        0.05    $       (1.90)  $        0.09   $       (2.90)
                                              ==============   ==============  ==============  ==============


Weighted average number of common
    shares outstanding-diluted                   23,267,346        6,039,497      22,666,801       4,905,385
                                              ==============   ==============  ==============  ==============

The equation for computing (basic and diluted) EPS is:

                 Income available to common stockholders
          ---------------------------------------------------
                       Weighted-average shares